UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 6, 2026 (April 9, 2026)

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation or Organization	I.R.S. Employer Identification No.

001-38646	Dow Inc. 2211 H.H. Dow Way, Midland, MI 48674 (989) 636-1000	Delaware	30-1128146

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Dow Inc.	Common Stock, par value $0.01 per share	DOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                        ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2026, Dow Inc. (“Dow” or the “Company”) filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) reporting that the Board of Directors of the Company (the “Board”) appointed Karen S. Carter as Chief Executive Officer of the Company, effective July 1, 2026 (the “Original Filing”).

This Form 8-K/A amends and supplements the Original Filing to provide a description of the material changes to Ms. Carter’s compensation in connection with her appointment as Chief Executive Officer, which had not been determined by the Board at the time of the Original Filing.

On June 30, 2026 and effective as of July 1, 2026, the Board approved (i) an increase to Ms. Carter’s annual base salary from $997,425 to $1,500,000, (ii) an increase to Ms. Carter’s target award under the Company’s annual cash incentive program from 120% to 165% of her annual base salary, and (iii) an increase to Ms. Carter’s aggregate target value for annual long-term incentive compensation awards from $5,319,600 to $14,025,000. Ms. Carter’s annual cash incentive payout for the 2026 program will be calculated to reflect the timing, targets and salary for both of her roles held during 2026 as follows: for the period from January 1, 2026 to June 30, 2026, the calculation will be based on the 120% target of her Chief Operating Officer base salary, and for the period from July 1, 2026 to December 31, 2026, the calculation will be based on the 165% target of her Chief Executive Officer base salary, each subject to Company and individual performance and the Company’s standard terms and conditions for the annual cash incentive program as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 27, 2026 (the “Proxy Statement”).

The Board also approved the grant of a one-time long-term incentive compensation award to Ms. Carter with a grant date of July 1, 2026 and an aggregate grant date award value of $4,350,000, comprised of (i) 65% performance stock units to be earned based on performance over a three-year performance period, (ii) 20% stock options vesting in three equal annual installments beginning on February 12, 2027 and expiring on February 12, 2036, and (iii) 15% restricted stock units vesting on February 12, 2029. This award is consistent with the target award mix for other executives, includes vesting periods aligned to the Company’s annual executive compensation review cycle, and is subject to the Company’s standard terms and conditions for such award as described in the Proxy Statement. The number of shares underlying the award was calculated based on the closing stock price of Dow Inc. common stock on the grant date.

Ms. Carter will continue to participate in compensation and benefit arrangements available to other Dow executives, as well as other compensation and benefit arrangements similar to those available to eligible salaried U.S. employees, all of which are described in the Proxy Statement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW INC.

Date: July 6, 2026

/s/ SHANDELL S. MASSEY

Shandell S. Massey

Corporate Secretary and Assistant General Counsel